As filed with the Securities and Exchange Commission on August 7, 2002

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                              ---------------------

                             DONALDSON COMPANY, INC.
             (Exact name of registrant as specified in its charter)

                    Delaware                                41-0222640
          (State or other jurisdiction                   (I.R.S. Employer
        of incorporation or organization)              Identification No.)

              1400 West 94th Street
             Minneapolis, Minnesota                           55431
    (Address of principal executive offices)                (Zip Code)

                             DONALDSON COMPANY, INC.
                        2001 MASTER STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                Norman C. Linnell
                             Donaldson Company, Inc.
                              1400 West 94th Street
                          Minneapolis, Minnesota 55431
                     (Name and address of agent for service)

                                 (612) 887-3131
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

===========================================================================================
                                             Proposed         Proposed
      Title of                               maximum          maximum
     securities             Amount           offering         aggregate        Amount of
       to be                 to be          price per         offering       registration
     registered           Registered         share(1)         price(1)            fee
===========================================================================================
    Common Stock
 ($5 par value)(2)     6,850,000 shares       $33.12        $226,872,000        $20,873
===========================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and (c) under the Securities Act of 1933, as amended. The proposed maximum offering price is based upon the average of the high and low sale prices of such Common Stock as quoted on the New York Stock Exchange on August 1, 2002 for the 6,850,000 shares of such Common Stock issuable pursuant to the Donaldson Company, Inc. 2001 Master Stock Incentive Plan.

(2) Including Preferred Stock Purchase Rights, which are attached to and trade with the Common Stock.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

         The following documents which have been filed with the Securities and Exchange Commission (the "Commission") by Donaldson Company, Inc. (the "Company") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2001;

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended October 31, 2001, January 31, 2002 and April 30, 2002;

         (c) The Company's Current Reports on Form 8-K filed on August 13, 2001, August 28, 2001, April 24, 2002 and June 14, 2002; and

         (d) The description of the Company's Common Stock and the Company's Preferred Stock Purchase Rights contained in any Registration Statement of the Company filed under the Exchange Act, and any amendment or report filed for the purpose of updating such descriptions filed subsequent to the date of this Registration Statement.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                   Information Regarding Financial Statements
                   ------------------------------------------
           Incorporated by Reference into this Registration Statement
           ----------------------------------------------------------

         On April 19, 2002, we filed a Form 8-K reporting that on April 18, 2002, we had dismissed Arthur Andersen LLP as our independent public accountants and engaged PricewaterhouseCoopers LLP to serve as our independent public accountants for fiscal year 2002. Our consolidated balance sheet for the year ended July 31, 2001, and the related consolidated statements of income, stockholders' equity and cash flows for each of the two years in the period ended July 31, 2001, which are incorporated by reference in this registration statement, were audited by Arthur Andersen. After reasonable efforts, we have been unable to obtain Arthur Andersen's consent to incorporate by reference in this registration statement their report on those audited financial statements. Under these circumstances, Rule 437(a) under the Securities Act of 1933, as amended, permits us to file this registration statement without such consent from Arthur Andersen. The absence of such consent may limit recovery by investors on certain claims, including the inability of investors to assert claims against Arthur Andersen under Section 11 of the Securities Act for any untrue statements of a material fact contained, or any omissions to state a material fact required to be stated, in those audited financial statements. In addition, the ability of Arthur Andersen to satisfy any claims (including claims arising from Arthur Andersen's provision of auditing and other services to us) may be limited as a practical matter due to recent events regarding Arthur Andersen.

Item 4.  Description of Securities.
         --------------------------

         The description of the Company's Common Stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

         Section 145 of the Delaware General Corporate Law, as amended, provides that, under certain circumstances, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

         The Company's Bylaws provide that the officers and directors of the Company shall be indemnified to the fullest extent permitted by the Delaware Corporation Law, as amended from time to time.

         The Company maintains directors' and officers' liability insurance which covers certain liabilities and expenses of the officers and directors of the Company and covers the Company for reimbursement of payments to directors and officers in respect of such liabilities and expenses.

Item 7.  Exemption from Registration Claimed.
         ------------------------------------

         No securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8.  Exhibits.
         ---------

           4.1      Donaldson Company, Inc. 2001 Master Stock Incentive Plan.

           4.2 Certificate of Incorporation of the Company as currently in effect (incorporated by reference to Exhibit 3-A to the Company's Form 10-Q Quarterly Report for the fiscal quarter ended January 31, 1998 (SEC file number 1-7891)).

           4.3 Bylaws of the Company as currently in effect (incorporated by reference to Exhibit 3-B to the Company's Form 10-Q Quarterly Report for the fiscal quarter ended January 31, 1999 (SEC file number 1-7891)).

           4.4 Preferred Stock Amended and Restated Rights Agreement, dated January 12, 1996 (incorporated by reference to Exhibit 4.1 to the Company's Form 8-K Report dated January 12, 1996 (SEC file number 1-7891)).

           5.1      Opinion and Consent of Dorsey & Whitney LLP.

          23.2 Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 above).

          24.1      Power of Attorney.

Item 9.  Undertakings.
         -------------

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 6th day of August, 2002.


                             DONALDSON COMPANY, INC.


                             By: /s/ William G. Van Dyke
                                 -----------------------------------------------
                                 William G. Van Dyke
                                 Chairman, President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on August 6, 2002.

           Signature                                Title
           ---------                                -----

/s/ William G. Van Dyke             Chairman, President and Chief Executive
-------------------------------     Officer
       William G. Van Dyke          (PRINCIPAL EXECUTIVE OFFICER)


/s/ William M. Cook                 Senior Vice President, International and
-------------------------------     Chief Financial Officer
         William M. Cook            (PRINCIPAL FINANCIAL OFFICER)


/s/ Thomas A. Windfeldt             Vice President, Controller and Treasurer
-------------------------------     (PRINCIPAL ACCOUNTING OFFICER)
       Thomas A. Windfeldt


                *                           Director
-------------------------------
     F. Guillaume Bastiaens

                                            Director
-------------------------------
          Paul B. Burke

                *                           Director
-------------------------------
         Janet M. Dolan

                *                           Director
-------------------------------
        Jack W. Eugster

                *                           Director
-------------------------------
       John F. Grundhofer

                *                           Director
-------------------------------
      Kendrick B. Melrose

                *                           Director
-------------------------------
       Paul David Miller

                *                           Director
-------------------------------
         Jeffrey Noddle

                *                           Director
-------------------------------
        S. Walter Richey

                *                           Director
-------------------------------
        Stephen W. Sanger


*By: /s/ Norman C. Linnell
     ----------------------
     Norman C. Linnell
     AS ATTORNEY-IN-FACT

                                  EXHIBIT INDEX


 Exhibit                                                            Page
 -------                                                            ----

    4.1     Donaldson Company, Inc. 2001 Master Stock       Electronically Filed
            Incentive Plan.

    5.1     Opinion and Consent of Dorsey & Whitney LLP.    Electronically Filed

   23.2     Consent of Dorsey & Whitney LLP (included in
            Exhibit 5.1).

   24.1     Power of Attorney.                              Electronically Filed